EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

William P. Taylor	David Orbach
Chief Executive Officer	Executive Chairman
SR Bancorp, Inc.	SR Bancorp, Inc.
(732) 560-1700, ext. 5201	(973) 716-0600, ext. 1601

SR Bancorp, Inc. Announces Adoption
of its Second Stock Repurchase Program

Bound Brook, New Jersey, July 8, 2025 — SR Bancorp, Inc. (the “Company”) (NASDAQ: SRBK), the holding company for Somerset Regal Bank, announced today that the Company has authorized a stock repurchase program for up to 10% of the Company’s outstanding shares of common stock (886,137 shares). This is the Company’s second stock repurchase program since completing its mutual-to-stock conversion and related stock offering on September 19, 2023.

Repurchases are expected to commence after the Company completes its first repurchase program, which has 13,802 shares remaining.  Shares of the Company’s common stock may be repurchased pursuant to the program in open market or private transactions, through block trades, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

The timing and amount of any repurchases will depend on a number of factors, including the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance.  Open market purchases will be made in accordance with Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.  The Company is not obligated to repurchase any particular number of shares or any shares in any specific time period.

About SR Bancorp, Inc.

SR Bancorp, Inc. is the holding company for Somerset Regal Bank, a full-service New Jersey commercial bank headquartered in Bound Brook, New Jersey that operates 14 branches in Essex, Hunterdon, Middlesex, Morris, Somerset and Union Counties, New Jersey. At March 31, 2025, Somerset Regal Bank had $1.07 billion in total assets, $780.8 million in net loans, $835.6 million in deposits and total equity of $199.1 million. Additional information about Somerset Regal Bank is available on its website, www.somersetregalbank.com.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve, the imposition of tariffs or other domestic or international governmental policies, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting and tax principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, a failure in or breach of our operational or security systems or infrastructure, including cyber attacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and Somerset Regal Bank are engaged, the failure to maintain current technologies and the failure to retain or attract employees.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.